BYLAWS
                                 OF
                   QUESTAR MARKET RESOURCES, INC.
                         A Utah Corporation


                               OFFICES

     SECTION 1.  The Company's principal office shall be in Salt Lake
City, Utah.

The Company may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Company may require.
                                SEAL

     SECTION 2. The corporate seal shall have inscribed thereon the name of the Company, and the words "Corporate Seal," and "Utah."

                       SHAREHOLDERS' MEETINGS

     SECTION 3. All meetings of the shareholders shall be held at the Company's office in Salt Lake City, Utah, or at such other place as may be specified by resolution of the Board of Directors.

     SECTION 4. The annual meeting of shareholders shall be held on the third Tuesday in May of each year, and if such day is a legal holiday, then on the preceding secular business day, at 12:30 p.m., when they shall elect by majority vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 5. Special meetings of the shareholders may be called by the President, the Board of Directors, or holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     SECTION 6. Holders of a majority of the shares issued and outstanding entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until such requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     SECTION 7. The Secretary shall, but in case of his failure any other office of the Company may, give written or printed notice to the shareholders stating the place, day and hour of each shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting.

     SECTION 8. Notice may be given either personally or by mail, and if given by mail, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company with postage prepaid thereon.

     SECTION 9. At any meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than three months prior to such meeting. Each shareholder shall have one vote for each share of stock registered in such shareholder's name on the books of the Company as of the record date set for such meeting. The vote for directors, and upon the demand of any shareholder, the vote upon any question before any meeting of shareholders shall be by ballot.

     SECTION 10. A complete list of shareholders entitled to vote at the ensuing election shall be prepared and be available for inspection by any shareholder beginning two business days after notice is given of the meeting for which the list was prepared and continuing throughout the meeting. The list shall be arranged by voting group and by class or series of shares within each voting group and be alphabetical within each voting group or class. The list shall indicate each shareholder's name, address, and number of voting shares.

     A shareholder, directly or through an agent or attorney, has the right to inspect and copy, at his expense, the list of shareholders prepared for each meeting of shareholders. The shareholder must make a written request to examine the list and must examine it during the Company's regular business hours.

     SECTION 11. Business transacted at all special meetings of the shareholders shall be confined to the objects stated in the call and notice.

     SECTION 12. Unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice upon the receipt of a unanimous written consent.

                              DIRECTORS

     SECTION 13. The business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors shall consist of six directors. A majority of the Board shall have the power to transact the business of the Company in conformity with the powers conferred upon the Board of Directors by the Articles of Incorporation. Directors elected at any annual or special meeting of shareholders shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected. One or more directors may be removed with or without cause by a vote of a majority of the shareholders at a meeting of shareholders called for that purpose.

          SECTION 14. In addition to the powers and authority by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute of the State of Utah, or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
                              COMMITTEE

     SECTION 15. The Board of Directors, by resolution or resolutions passed by a majority of the whole Board, may designate one or more Committees, each Committee to consist of two or more of the directors of the Company and shall have and may exercise the powers conferred upon them by the Board of Directors. All Committees when so appointed shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

     SECTION 16. The Committees shall keep regular minutes for their proceedings and report the same to the Board of Directors when required.

                  COMPENSATION OF DIRECTORS

     SECTION 17. Directors, as such, shall not receive any salary for their services, but the Board of Directors, by resolution, may fix the fees to be allowed and paid to directors for their services and provide for the payment of the expenses of the directors incurred by them in performing their duties. Nothing herein contained, however, shall be considered to preclude any director from serving the Company in any other capacity and receiving compensation therefore.

     SECTION 18. Fees to members of special or standing committees and expenses incurred by them in the performance of their duties shall also be fixed and allowed by resolution of the Board of Directors.

                    MEETINGS OF THE BOARD

     SECTION 19. The Board of Directors may meet at Salt Lake City, Utah, or at such other place as may be determined by a majority of the members of the Board.

     SECTION 20. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 21. Special meetings of the Board may be called by the President on at least two days' notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     SECTION 22. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors may participate in a Board meeting and can be counted in a quorum by means of conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other.

     SECTION 23. Unless the Articles of Incorporation provide otherwise, any acts required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors take the action, each director signs a written consent describing the action taken, and the consents are filed with the records of the Company. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     SECTION 24. The officers of the Company shall be chosen by the Board of Directors at its first meeting after each annual meeting and shall include: a Chairman of the Board, a President and Chief Executive Officer, a Vice President, a Secretary and a Treasurer. The Board may also choose a Vice Chairman of the Board, and additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. None of these officers except the Chairman of the Board, the Vice Chairman of the Board, and the President need be members of the Board.

     SECTION 25. The Board may appoint such other officers and agents as it may deem necessary. Such officers and agents shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 26. The salaries of all officers of the Company shall be fixed by the Board of Directors.

     SECTION 27. The officers of the Company shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                        CHAIRMAN OF THE BOARD

     SECTION 28. The Chairman of the Board shall preside at the meetings of the shareholders and directors.
                     VICE CHAIRMAN OF THE BOARD

     SECTION 29. The Vice Chairman of the Board shall preside at all meetings of the shareholders and directors in the absence of the Chairman.

                              PRESIDENT

     SECTION 30. The President shall be the Chief Executive Officer of the Company; shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board and the Vice Chairman of the Board (if there be one); shall have general and active management of the business of the Company; and shall see that all orders and resolutions of the Board are carried into effect. He shall have the general powers and duties of supervision and management usually vested in the office of President and Chief Executive Officer of a corporation. He shall perform such other functions and duties as shall be prescribed by the Board of Directors.

                           VICE PRESIDENT

     SECTION 31. Each Vice President shall perform the duties prescribed by the President or the Board of Directors. If the President shall become unable for any reason to perform his duties, then the Vice President, or if there is more than one Vice President, the one designated as Senior Vice President (if any) or the one designated by the Board of Directors shall succeed to the duties of the President until the President shall again become able to perform his duties.

                 SECRETARY AND ASSISTANT SECRETARIES

     SECTION 32. (a) The Secretary shall attend the meetings of the Board and the meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Committees appointed by the Board when required; give or cause to be given notice of the meetings of the shareholders and of the Board of Directors; and perform such other duties as may be prescribed by the Board of Directors or President.

     (b) The Assistant Secretary, senior in time of service, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as shall be prescribed by the President or the Board of Directors.

                 TREASURER AND ASSISTANT TREASURERS

     SECTION 33. The Treasurer and Assistant Treasurers shall perform such duties as shall be prescribed by the President or the Board.

                              VACANCIES

     SECTION 34. If the office of any director or directors becomes vacant by reason of the death, resignation, disqualification, removal from office, or otherwise, the remaining directors, not less than a quorum, shall choose a person or persons to fill the vacancy or vacancies who shall hold office until the successor or successors shall have been duly appointed or elected.

                        CERTIFICATES OF STOCK

     SECTION 35. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued.

                             FISCAL YEAR

     SECTION 36. The fiscal year shall begin the first day of January in each year.

                    RECORDS AND INSPECTION RIGHTS

     SECTION 37. The Company shall maintain permanent records of the minutes of all meetings of its shareholders and Board of Directors; all actions taken by the shareholders or Board of Directors without a meeting; and all actions taken by a Committee of the Board of Directors in place of the Board of Directors on behalf of the Company. The Company shall also maintain appropriate accounting records. The Company shall keep such records at its office in Salt Lake City, Utah, and any other location designated by the Board of Directors.

     A shareholder of the Company, directly or through an agent or attorney, shall have limited rights to inspect and copy the Company's records as provided under applicable state law and by complying with the procedures specified under such law.

                            BANK ACCOUNTS

     SECTION 38. All checks, demands for money, or other transactions involving the Company's bank accounts shall be signed by such officers or other responsible employees as the Board of Directors may designate. No third party is allowed access to the Company's bank accounts without express written authorization by the Board of Directors.

                             AMENDMENTS

     SECTION 39. The Company's Board of Directors may amend or repeal the Company's Bylaws unless the Company's Articles of Incorporation or Utah's Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or part; unless the shareholders, in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw; or unless the Bylaw establishes, amends, or deletes a supermajority shareholder quorum or voting requirement. The Company's shareholders may amend or repeal the Company's Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

               INDEMNIFICATION AND LIABILITY INSURANCE

     SECTION 40. (a) Voluntary Indemnification. Unless otherwise provided in the Articles of Incorporation, the Company shall indemnify any individual made a party to a proceeding because he is or was a director of the Company, against liability incurred in the proceeding, but only if the Company has authorized the payment in accordance with the applicable statutory provisions [Sections 16-10a-902 and 16-10a-904 of Utah's Revised Business Corporation Act] and a determination has been made in accordance with the procedures set forth in such provision that the director conducted himself in good faith; that he reasonably believed that his conduct, if in his official capacity with the Company, was in its best interests and that his conduct, in all other cases, was at least not opposed to the Company's best interests; and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding.

     (b) The Company may not voluntarily indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (c) Indemnification permitted under Paragraph (a) in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

     (d) If a determination is made, using the procedures set forth in the applicable statutory provision, that the director has satisfied the requirements listed herein and if an authorization of payment is made, using the procedures and standards set forth in the applicable statutory provision, then, unless otherwise provided in the Company's Articles of Incorporation, the Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes the Company a written affirmation of his good faith belief that he has satisfied the standard of conduct described in this Section, furnishes the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and if a determination is made that the facts then known of those making the determination would not preclude indemnification under this Section.

     (e) Mandatory Indemnification. Unless otherwise provided in the Company's Articles of Incorporation, the Company shall indemnify a director or officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Company against reasonable expenses incurred by him in connection with the proceeding.

     (f) Court-Ordered Indemnification. Unless otherwise provided in the Company's Articles of Incorporation, a director or officer of the Company who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification as provided in this Section and applicable law, in which case the court shall also order the Company to pay the reasonable expenses incurred by the director or officer to obtain court-ordered indemnification. The court may also order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the applicable standard of conduct set forth in this Section and applicable law. Any indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Paragraph (b) above is limited to reasonable expenses.

     (g) Indemnification of Others. Unless otherwise provided in the Company's Articles of Incorporation, an officer, employee, or agent of the Company shall have the same indemnification rights provided to a
director by this Section.   The Board of Directors may also indemnify
and advance expenses to any officer, employee, or agent of the Company, to any extent consistent with public policy as determined by the general or specific purpose of the Board of Directors.

     (h) Insurance. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent or the Company, or who, while serving as a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, other person, of an employee benefit plan, or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Company has the power to indemnify him against the same liability under applicable law.

                       LIMITATION ON LIABILITY

     SECTION 41. No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the Company or the shareholders; (c) for any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions [Section 16-10a-842 of Utah's Revised Business Corporation Act]; or (d) an intentional violation of criminal law. This provision shall not limit the liability of a director for any act or omission occurring prior to August 11, 1992. Any repeal or modification of this provision by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company for acts or omissions occurring prior to the effective date of such repeal or modification.